CERTIFICATION

I,  Eunice R. Campbell, the Principal Financial Officer of Metaline Mining and Leasing Company, certify that:

1.

This annual report on Form 10-KSB of Metaline Mining and Leasing Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Metaline Mining and Leasing Company.

Date:  April 4, 2003

/s/ Eunice R. Campbell

_____________________________________

Eunice R. Campbell, Principal Financial Officer